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                                                                    EXHIBIT 10.2

                              INDEMNITY AGREEMENT

    This Indemnity Agreement is dated this 21st day of October, 1997 and is made by MICHAEL A. BARRON, an individual, with an address at 4590 MacArthur Boulevard, Suite 175, Newport Beach, California 92660 ("Barron"), CAMELOT HOLDINGS, INC., a ___________________________ corporation with an address of ____________________________________ ("Camelot"), and DIANNE D. DAVID, an
individual with an address at 4590 MacArthur Boulevard, Suite 175, Newport Beach, California 92660 ("David," and collectively with Barron and Camelot, the "Indemnitors") in favor of Virtual Mortgage Network, Inc., a Nevada corporation with an address at 4590 MacArthur Boulevard, Suite 175, Newport Beach, California 92660 ("Company" or "Indemnitee").

                                   Recitals
                                   --------

     Indemnitors are founders of the Company. Certain individuals, namely Jeanne Garde, James Meader and Garylyn Edwards ("Claimants"), have made claims, and may in the future make or threaten claims, that such persons are entitled to equity interests in the Company, damages or other relief, due to agreements, promises, courses of dealing, inducements, breaches, representations or similar actions or omissions of the Company and/or one or more of the Indemnitors occurring, or alleged to have occurred, prior to the date hereof (the "Claims"). The Company has requested that the Indemnitors provide this Indemnity Agreement for its benefit and the benefit of its existing and future stockholders.

     NOW, THEREFORE, for and in consideration of the foregoing recitals and premises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Indemnitors hereby agree as follows:

     Indemnitors and all of their heirs, executors, administrators, successors and assigns, shall protect, defend, indemnify and hold harmless the Indemnitee, all of Indemnitee's past, present and future partners, officers, directors, employees, agents and professionals employed thereby, stockholders, and all of Indemnitee's parent corporations, subsidiaries, and affiliates, from and against any and all claims, demands, suits, liens, proceedings, violations, losses, costs, fines, penalties, liabilities, judgments, and/or damages and expenses of any kind or nature whatsoever (including, without limitation, court costs and attorneys' fees) relating to or arising from the Claims whenever brought, which may at any time be brought or asserted by the Claimants or others asserting Claims through the Claimants against Indemnitee, all of Indemnitee's past, present and future partners, officers, directors, employees, agents and professionals employed thereby, stockholders, and all of Indemnitee's parent corporations, subsidiaries, and affiliates, in connection with, based upon, in any way related to, or arising (directly or indirectly) from the Claims asserted by the Claimants.

     Indemnitee shall promptly notify Indemnitors of any Claims. Indemnitee may either: (a) tender its defense of such Claims to Indemnitors, which Claims shall then be defended by Indemnitors with legal counsel of Indemnitee's choosing, provided that Indemnitors shall not settle any Claims without the prior written consent of the Company (which consent shall not


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be unreasonably withheld); or (b) if the Indemnitors shall fail to defend any
Claim, retain its own legal counsel and defend against such Claims without waiving any of Indemnitee's rights to indemnification hereunder. In either case, the Company agrees to advance such attorneys' fees, costs and other sums as may be reasonably necessary to defend any and all Claims that may be brought or asserted by Claimants against Indemnitees. Indemnitors shall be obligated to repay the Company for all such advances upon the entry of a final judgment or settlement adjudicating and/or resolving the Claims. This Indemnity shall inure to the benefit of and shall be binding upon the parties hereto and their respective legal representatives, heirs, successors and assigns. Indemnitors hereby expressly waive and relinquish any right to cause Indemnitee to proceed against Indemnitors in any particular order.

     The liability hereunder of each of the Indemnitors shall be joint and several. The death of any one or more of the Indemnitors shall not affect this Indemnity or the obligations hereunder of any of the Indemnitors. The respective liabilities of each of the Indemnitors hereunder are not contingent on the signature of any other Indemnitor. The release of any one Indemnitor from this Indemnity or from his or her liability and obligations hereunder shall not release any of the other Indemnitors from this Indemnity or from their respective liabilities and obligations hereunder. This Indemnity may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Indemnity shall not be modified except with the express prior written consent of Indemnitee, which consent may be withheld for any reason or for no reason. The modification of this Indemnity with respect to any one Indemnitor shall not modify this Indemnity with respect to any of the other Indemnitors.

     To secure the obligations of the Indemnitors hereunder, the Indemnitors have entered into pledge agreements in favor of the Company, with respect to the common stock of the Company.

     This Indemnity shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law principles. The parties hereto irrevocably consent and submit to the exclusive jurisdiction of the courts of the State of California over any suit, action or proceeding arising out of or related to this Indemnity. The parties hereto intend and believe that each provision in this Indemnity comports with all applicable local, state and federal laws. However, if any provision or portion of any provision in this Indemnity is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision or public policy, and if such court should declare such portion or provision to be illegal, invalid, unlawful, void or unenforceable, then it is the intent of all parties hereto that such portion or provision shall be given force to the fullest possible extent that it is legal, valid and enforceable, that the remainder of this Indemnity shall be construed as if such portion or provision were not contained herein, and that the rights, obligations and interest of the Indemnitee under the remainder of this Indemnity shall continue in full force and effect.

      Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have

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been properly given if delivered personally, or sent by certified mail, return receipt requested, or by reputable air courier service, or by telecopier (with confirmation of transmission) to the addresses first hereinabove written for each of the parties, or to such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for service of notice. Notices given in any other manner shall be deemed effective only upon receipt.

     Indemnitors hereby waive, as to the Claims, all rights to be indemnified by the Company or to protection against liability afforded the Indemnitors by statute, contract or the Company's charter documents or bylaws to which the Indemnitors might otherwise be entitled by virtue of their status as current or former officers or directors of the Company.

     IN WITNESS WHEREOF, the parties have executed this Indemnity Agreement as of the date first above written.


                                        /s/ MICHAEL A. BARRON
                                        -------------------------
                                        MICHAEL A. BARRON


                                        CAMELOT HOLDINGS, INC.

                                        By: /s/ MICHAEL A. BARRON
                                            ---------------------
                                        Name: Michael A. Barron
                                        Title: President

                                        /s/ DIANNE D. DAVID
                                        -------------------------
                                        DIANNE D. DAVID



Agreed and Accepted:

VIRTUAL MORTGAGE NETWORK, INC.

By: /s/ JOHN D. MURRAY
    -----------------------------------
    John Murray, President, CFO and COO



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